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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         WHEREAS, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file shortly with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1933, as amended, three Registration Statements on Form S-8 in connection with the Agreement and Plan of Merger dated as of April 15, 1996, as amended and restated as of July 17, 1996, between this Corporation, AirTouch Cellular and Cellular Communications, Inc. ("CCI") and the conversion of options outstanding to purchase CCI stock under the CCI Option Plans into options to purchase AirTouch common stock or AirTouch preferred stock, and;

         WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, as indicated below under his name;

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Margaret G. Gill, Sam Ginn, and Mohan S. Gyani, and each of them, his/her attorneys for him/her in his stead, in each of his/her offices and capacities as an officer, director, or both, of the Corporation, to sign and to file with the SEC such Registration Statements on Form S-8, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid common stock.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 8th day of August, 1996.

DIRECTORS


     /s/ Carol A. Bartz                          /s/ C. Lee Cox
     Director                                    Vice Chairman of the Board

     /s/Michael Boskin                           /s/Sam Ginn
     Director                                    Chairman of the Board
                                                 Chief Executive Officer

     /s/ Donald G. Fisher                        /s/ Arun Sarin
     Director                                    Vice Chairman of the Board

     /s/Paul Hazen                               /s/Charles R. Schwab
     Director                                    Director

     /s/Arthur Rock                              /s/George P. Shultz
     Director                                    Director

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